Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2023 RESULTS

●	First quarter comparable store sales growth of 10.8%
●	15% increase in first quarter diluted earnings per share to $8.28
●	Opened 6,000th store and expanded into Puerto Rico during the first quarter

Springfield, MO, April 26, 2023 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its first quarter ended March 31, 2023.

1st Quarter Financial Results

Greg Johnson, O’Reilly’s CEO, commented, “We are pleased to report a very strong start to 2023, highlighted by robust 10.8% growth in comparable store sales and a 15% increase in our first quarter diluted earnings per share to $8.28.  Team O’Reilly’s commitment to taking care of our customers drove another quarter of double-digit comparable store sales growth in our professional business, while also generating growth in DIY sales.  Our Team continues to execute our proven dual market strategy at an extremely high level, and we remain confident in their ability to out-service the competition and expand our market share.  I would like to thank each of our over 86,000 Team Members for their relentless focus on providing the best customer service in our industry.”

Sales for the first quarter ended March 31, 2023, increased $412 million, or 12%, to $3.71 billion from $3.30 billion for the same period one year ago.  Gross profit for the first quarter increased 11% to $1.89 billion (or 51.0% of sales) from $1.71 billion (or 51.8% of sales) for the same period one year ago.  Selling, general and administrative expenses for the first quarter increased 13% to $1.17 billion (or 31.7% of sales) from $1.04 billion (or 31.5% of sales) for the same period one year ago.  Operating income for the first quarter increased 7% to $717 million (or 19.3% of sales) from $670 million (or 20.3% of sales) for the same period one year ago.

Net income for the first quarter ended March 31, 2023, increased $35 million, or 7%, to $517 million (or 13.9% of sales) from $482 million (or 14.6% of sales) for the same period one year ago.  Diluted earnings per common share for the first quarter increased 15% to $8.28 on 62 million shares versus $7.17 on 67 million shares for the same period one year ago.

Mr. Johnson continued, “During the first quarter we celebrated several milestones, including the opening of our 6,000th store, the opening of our first store in Maryland, which marked our entrance into our 48th U.S. state, and our expansion into Puerto Rico, where we opened two stores and a distribution center.  In addition, we remain on schedule to open our next distribution center in Guadalajara, Mexico, this summer.  This facility will provide an enhanced level of service to the large and growing Guadalajara metro area, while also better positioning our overall distribution network for future growth across Mexico.  Team O’Reilly’s incredible dedication and hard work drove these tremendous accomplishments, and I could not be more proud of our achievements this quarter and the great work our Teams have done to position us to build upon our record of strong, profitable growth well into the future.”

1st Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 10.8% for the first quarter ended March 31, 2023, on top of 4.8% for the same period one year ago.

Share Repurchase Program

During the first quarter ended March 31, 2023, the Company repurchased 1.4 million shares of its common stock, at an average price per share of $819.06, for a total investment of $1.11 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of net shares repurchased, was $11.1 million for the three months ended March 31, 2023.  Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.2 million shares of its common stock, at an average price per share of $864.44, for a total investment of $137 million.  The Company has repurchased a total of 92.0 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $231.17, for a total aggregate investment of $21.28 billion.  As of the date of this release, the Company had approximately $475 million remaining under its current share repurchase authorization.

Updated Full-Year 2023 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2023 financial data:

For the Year Ending
December 31, 2023
Net, new store openings	180 to 190
Comparable store sales	4% to 6%
Total revenue	$15.2 billion to $15.5 billion
Gross profit as a percentage of sales	50.8% to 51.3%
Operating income as a percentage of sales	19.8% to 20.3%
Effective income tax rate	22.9%
Diluted earnings per share (1)	$36.50 to $37.00
Net cash provided by operating activities	$2.5 billion to $2.9 billion
Capital expenditures	$750 million to $800 million
Free cash flow (2)	$1.8 billion to $2.1 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2023
Net cash provided by operating activities		$2,560	to	$2,920
Less:	Capital expenditures	750	to	800
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,800	to	$2,100

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, April 27, 2023, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 533312.  A replay of the conference call will be available on the Company’s website through Friday, April 26, 2024.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of March 31, 2023, the Company operated 6,029 stores across 48 U.S. states, Puerto Rico, and Mexico.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; damage, failure or interruption of information technology systems, including information security and cyber-attacks; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2022, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2023	March 31, 2022	December 31, 2022
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$59,872	$191,546	$108,583
Accounts receivable, net	346,037	305,358	343,155
Amounts receivable from suppliers	128,758	99,016	127,019
Inventory	4,543,980	3,845,881	4,359,126
Other current assets	109,347	81,580	110,376
Total current assets	5,187,994	4,523,381	5,048,259

Property and equipment, at cost	7,649,066	7,046,707	7,438,065
Less: accumulated depreciation and amortization	3,090,010	2,810,080	3,014,024
Net property and equipment	4,559,056	4,236,627	4,424,041

Operating lease, right-of-use assets	2,166,646	1,976,018	2,112,267
Goodwill	892,094	881,773	884,445
Other assets, net	167,026	142,590	158,967
Total assets	$12,972,816	$11,760,389	$12,627,979

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$6,055,992	$4,943,283	$5,881,157
Self-insurance reserves	136,723	137,627	138,926
Accrued payroll	111,324	93,623	126,888
Accrued benefits and withholdings	132,022	139,392	166,433
Income taxes payable	117,790	128,302	—
Current portion of operating lease liabilities	375,451	334,884	366,721
Other current liabilities	427,006	393,762	383,692
Total current liabilities	7,356,308	6,170,873	7,063,817

Long-term debt	4,927,678	3,827,891	4,371,653
Operating lease liabilities, less current portion	1,854,533	1,698,787	1,806,656
Deferred income taxes	249,903	180,612	245,347
Other liabilities	209,411	210,499	201,258

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
61,038,936 as of March 31, 2023,
65,919,929 as of March 31, 2022, and
62,353,221 as of December 31, 2022	610	659	624
Additional paid-in capital	1,305,276	1,309,071	1,311,488
Retained deficit	(2,952,797)	(1,636,267)	(2,375,860)
Accumulated other comprehensive income (loss)	21,894	(1,736)	2,996
Total shareholders’ deficit	(1,625,017)	(328,273)	(1,060,752)

Total liabilities and shareholders’ deficit	$12,972,816	$11,760,389	$12,627,979

Note:  The balance sheet at December 31, 2022, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2023	2022
Sales	$3,707,864	$3,296,011
Cost of goods sold, including warehouse and distribution expenses	1,817,535	1,587,939
Gross profit	1,890,329	1,708,072

Selling, general and administrative expenses	1,173,684	1,038,542
Operating income	716,645	669,530

Other income (expense):
Interest expense	(44,572)	(34,841)
Interest income	868	510
Other, net	4,479	(1,938)
Total other expense	(39,225)	(36,269)

Income before income taxes	677,420	633,261
Provision for income taxes	160,535	151,381
Net income	$516,885	$481,880

Earnings per share-basic:
Earnings per share	$8.36	$7.24
Weighted-average common shares outstanding – basic	61,840	66,572

Earnings per share-assuming dilution:
Earnings per share	$8.28	$7.17
Weighted-average common shares outstanding – assuming dilution	62,398	67,190

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2023	2022
Operating activities:
Net income	$516,885	$481,880
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	93,747	82,923
Amortization of debt discount and issuance costs	1,215	1,102
Deferred income taxes	3,393	5,031
Share-based compensation programs	7,435	6,533
Other	29	1,007
Changes in operating assets and liabilities:
Accounts receivable	(2,610)	(33,678)
Inventory	(179,481)	(158,387)
Accounts payable	172,701	247,280
Income taxes payable	145,441	138,228
Other	(44,991)	(82,033)
Net cash provided by operating activities	713,764	689,886

Investing activities:
Purchases of property and equipment	(223,268)	(103,990)
Proceeds from sale of property and equipment	2,704	3,157
Investment in tax credit equity investments	—	(4,080)
Other	(956)	(68)
Net cash used in investing activities	(221,520)	(104,981)

Financing activities:
Proceeds from borrowings on revolving credit facility	1,216,000	—
Payments on revolving credit facility	(661,000)	—
Repurchases of common stock	(1,111,461)	(775,208)
Net proceeds from issuance of common stock	15,146	19,939
Other	(354)	(350)
Net cash used in financing activities	(541,669)	(755,619)

Effect of exchange rate changes on cash	714	147
Net decrease in cash and cash equivalents	(48,711)	(170,567)
Cash and cash equivalents at beginning of the period	108,583	362,113
Cash and cash equivalents at end of the period	$59,872	$191,546

Supplemental disclosures of cash flow information:
Income taxes paid	$9,696	$8,584
Interest paid, net of capitalized interest	26,531	31,514

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		March 31,
Adjusted Debt to EBITDAR:		2023	2022
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$4,927,678	$3,827,891
Add:	Letters of credit	116,688	139,569
	Discount on senior notes	6,088	4,188
	Debt issuance costs	21,234	17,921
	Six-times rent expense	2,404,986	2,255,652
Adjusted debt		$7,476,674	$6,245,221

GAAP net income		$2,207,655	$2,144,956
Add:	Interest expense	167,451	142,103
	Provision for income taxes	635,159	614,392
	Depreciation and amortization	368,757	331,383
	Share-based compensation expense	27,360	24,897
	Rent expense (i)	400,831	375,942
EBITDAR		$3,807,213	$3,633,673

Adjusted debt to EBITDAR		1.96	1.72

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended March 31, 2023 and 2022 (in thousands):

		For the Twelve Months Ended
		March 31,
		2023	2022
Total lease cost, per ASC 842		$476,439	$448,384
Less:	Variable non-contract operating lease components, related to property taxes and insurance	75,608	72,442
Rent expense		$400,831	$375,942

	March 31,
	2023	2022
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.7	1.7
Average inventory per store (in thousands) (2)	$754	$659
Accounts payable to inventory (3)	133.3%	128.5%

		For the Three Months Ended
		March 31,
		2023	2022
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$713,764	$689,886
Less:	Capital expenditures	223,268	103,990
	Excess tax benefit from share-based compensation payments	4,378	2,466
	Investment in tax credit equity investments	—	4,080
Free cash flow		$486,118	$579,350

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Store Count:
Beginning domestic store count	5,929	5,759	5,811	5,660
New stores opened	59	53	179	152
Stores closed	(2)	(1)	(4)	(1)
Ending domestic store count	5,986	5,811	5,986	5,811

Beginning Mexico store count	42	25	27	22
New stores opened	1	2	16	5
Ending Mexico store count	43	27	43	27

Total ending store count	6,029	5,838	6,029	5,838

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Store and Team Member Information: (4)
Total employment	86,774	82,516
Square footage (in thousands)	45,117	43,603
Sales per weighted-average square foot (5)	$81.09	$74.43	$328.29	$309.40
Sales per weighted-average store (in thousands) (6)	$611	$558	$2,467	$2,317

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.